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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 24, 1997, which appears on page 16 of the Veritas DGC Inc. Annual Report on Form 10-K for the year ended July 31, 1997.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Houston, Texas
March 30, 1998